POWER OF ATTORNEY


The undersigned,
being persons required
to file a statement
under Section 16(a) of
the Securities Exchange
Act of 1934, as amended
(the '1934 Act'), with
respect to
Guggenheim Credit
Allocation Fund,a Delaware
statutory trust, hereby
authorize, designate
and appoint Amy J. Lee,
Mark E. Mathiasen or
Stevens T. Kelly to act as
attorney-in-fact to
execute and file
statements on Form 3,
Form 4 and Form 5 and
any successor forms
adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940 and the rules
thereunder, and to
take such other actions
as such attorney-in-fact
may deem necessary or
appropriate in
connection with such
statements, hereby
confirming and ratifying
all actions that such
attorney-in-fact has
taken or may take in
reliance hereon.  This
power of attorney shall
continue in effect until
the undersigned no
longer has an obligation
to file statements under
the section cited above,
or until specifically
terminated in writing by
the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 12th day
of February, 2013.


Signature

/s/ Donald C. Cacciapaglia

/s/ Randall C. Barnes

/s/ Roman Friedrich III

/s/ Robert B. Karn III

/s/ Ronald A. Nyberg

/s/ Ronald E. Toupin, Jr.

/s/ John L. Sullivan

/s/ Amy J. Lee

/s/ Mark E. Mathiasen

/s/ Joanna Catalucci

/s/ James Howley

/s/ Mark J. Furjanic

/s/ Derek Maltbie

/s/ Kimberly Scott